UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
SCHEDULE 14A
Proxy Statement Pursuant to Section 14(a) of
the Securities Exchange Act of 1934 (Amendment No. )

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NorthWestern Corporation
(Name of Registrant as Specified In Its Charter)

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)

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NorthWestern Corporation d/b/a NorthWestern Energy 3010 W. 69th Street Sioux Falls, SD 57108 www.northwesternenergy.com

April 8, 2011

Dear NorthWestern Corporation Stockholder:

In the enclosed Supplement to the Proxy Statement for our 2011 Annual Meeting of Stockholders, we are providing you with additional information regarding amendments to our Amended and Restated 2005 Long-Term Incentive Plan, which is one of the items to be voted on at our 2011 Annual Meeting of Stockholders.

If you submit your proxy or voting instructions by one of the alternatives described in the Proxy Statement, the receipt of your new proxy or voting instructions will revoke and supersede any proxy or voting instructions previously submitted. If you have already voted and do not submit new voting instructions, your previously submitted proxy or voting instructions will be voted as directed.

Please read the Proxy Statement that was previously made available to stockholders and this Supplement in their entirety as together they contain all of the information that is important to your decisions in voting at the annual meeting.

Very truly yours,

Robert C. Rowe
President and Chief Executive Officer

NORTHWESTERN CORPORATION
SUPPLEMENT TO PROXY STATEMENT
ANNUAL MEETING OF STOCKHOLDERS – APRIL 27, 2011

This supplement contains information related to the solicitation of proxies by the Board of Directors (the “Board”) of NorthWestern Corporation (“NorthWestern,” the “company,” “we,” “us,” or “our”) in connection with the annual meeting of stockholders to be held on Wednesday, April 27, 2011.

This Supplement to Proxy Statement supplements the Proxy Statement, dated March 10, 2011, previously made available to our stockholders in connection with the solicitation of proxies by our Board for the 2011 Annual Meeting of Stockholders to be held on Wednesday, April 27, 2011, at 9:30 a.m. Central Daylight Time at the Holiday Inn Midtown, 2503 S. Locust Street, Grand Island, Nebraska.  At the Annual Meeting, among other items, stockholders will be asked to approve the NorthWestern Corporation Amended and Restated 2005 Long-Term Incentive Plan (the “Plan”).

This Supplement is being furnished to provide additional information related to the Plan.  This Supplement does not provide all of the information that is important to your decisions in voting at the annual meeting. Additional information is contained in the Proxy Statement for our annual meeting that was previously made available to our stockholders.  If you previously received a Notice of Internet Availability, which we mailed on or about March 10, 2011, you may view the Proxy Statement, Supplement to Proxy Statement and our 2010 Annual Report at http://www.proxyvote.com. See “Important Notice Regarding Internet Availability of Proxy Materials” below.

Important Notice Regarding the Availability of Proxy Materials
for the Annual Meeting of Stockholders to Be Held on April 27, 2011:

The Proxy Statement, this Supplement and our 2010 Annual Report to Stockholders are available on the Internet at http://www.proxyvote.com.

AMENDMENT OF NORTHWESTERN CORPORATION
AMENDED AND RESTATED 2005 LONG-TERM INCENTIVE PLAN

On April 8, 2011, the Board of Directors (the “Board”) of NorthWestern Corporation d/b/a NorthWestern Energy (NYSE: NWE) (the “Company”) approved the amendment and restatement of certain provisions of the NorthWestern Corporation Amended and Restated 2005 Long-Term Incentive Plan (the “Plan”).

The Board approved amendments to the Plan to prohibit buyouts of awards and other forms of repricing of stock options and stock appreciation rights without stockholder approval. The Board also approved amendments to the Plan to limit the ability of the Company to recycle shares available under the Plan. Specifically, in accordance with such amendments, the Company may not reissue any shares under the Plan that the Company retains as payment of the exercise price of an award or to satisfy the withholding or employment taxes due upon the grant, exercise, vesting or distribution of an award. The Company will retain the ability to reissue any shares that are subject to an award that expires, is forfeited, is cancelled, or becomes unexercisable or otherwise are not paid or delivered under the Plan (except where share appreciation rights are exercised and settled in shares, in which case none of the shares subject to the award will again be available for reissue).

The Plan, as amended and restated to date, is subject to approval of the Company’s stockholders at its 2011 Annual Meeting of Stockholders to be held on April 27, 2011. The Company’s proposal to stockholders concerning approval of the Plan was included as Proposal 5 in the Company’s Proxy Statement Pursuant to Section 14(a) of the Securities Exchange Act of 1934 (the “Proxy Statement”). Proposal 5 is seeking stockholder approval to amend the Plan to authorize an additional 737,637 shares for use under the Plan. Approval of the amendment to the Plan also will constitute approval of the performance measures available under the Plan to preserve the Company’s tax deduction concerning compensation expense under Section 162(m) of the Internal Revenue Code.

As described in the Proxy Statement, currently approximately 290,000 shares remain available under the Plan from the 1.3 million previously authorized. The calculation of this remaining amount reflects outstanding awards that have not vested. Thus, if stockholders approve Proposal 5, which would authorize an additional 737,637 shares, the Company would have approximately 1.0 million shares available for use under the Plan, which expires on March 10, 2015.

Currently, the Company uses approximately 142,000 shares under the Plan each year. That annual amount includes shares used for performance-based awards under the Company’s long-term incentive program (at target), director equity compensation, and director and officer deferred cash compensation. Thus, if stockholders do not approve Proposal 5, assuming the continuation of current levels and achievement of target for the performance-based awards, the Company would not have sufficient shares remaining under the Plan for grants after 2013.

If the Company’s performance results in above-target achievement, the shares available under the Plan, assuming the continuation of grants at current levels, will be exhausted more quickly.  With the achievement of maximum performance levels, the Company would use approximately 251,000 shares each year and the Company would not have sufficient shares remaining under the Plan for grants after 2012.

If stockholders approve Proposal 5 and grants continue at current levels, the Company would be able to grant performance-based awards through 2018 if target performance is achieved (although the Plan expires on March 10, 2015) and through 2013 if maximum performance is achieved.